UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2014

SINO MERCURY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36592	46-5234036
(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

China Offices

7/F Metropolis Tower,

No.2 Dongsan Street, Zhongguancun Xi Zone

Haidian District, Beijing, 100080, China

United States Offices

590 Madison Avenue, 21st Floor

New York, New York 10022

________________________________________

(Address of Principal Executive Offices) (Zip Code)

In China: (86)10-6260 2461

In the United States: (646) 387-1287

___________________________________________

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events.

On September 2 , 2014, Sino Mercury Acquisition Corp. (the “Company”) consummated the initial public offering (“IPO”) of 4,000,000 of its units (“Units”). Each Unit consisted of one share of common stock, $.0001 par value per share (“Common Stock”), and one right (“Right”) to automatically receive one-tenth of one share of Common Stock upon consummation of the Company’s initial business combination. Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 210,000 Units (“Private Placement Units”) purchased by Best Apex Limited, an affiliate of Jianming Hao, the Company’s Chief Executive Officer, at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,100,000.

On September 24, 2014, the Company consummated the closing of the sale of 80,100 Units which were sold pursuant to the underwriter’s over-allotment option.

The 4,080,100 Units sold in the IPO, including the 80,100 Units sold pursuant to the over-allotment option, were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $40,801,000. Of the gross proceeds of the IPO and Private Placement, $40,801,000 (or $10.00 per share sold in the IPO) was placed in trust.

A copy of the press release issued by the Company announcing the consummation of the sale of the Units pursuant to the over-allotment option is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO MERCURY ACQUISITION CORP.

Dated: September 25, 2014	By: /s/Jianming Hao
Name: Jianming Hao Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release.